250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Timothy C. Badger Tel: (518) 415-4307 Fax: (518) 745-1976

Arrow Financial Corporation Declares Stock Dividend

GLENS FALLS, N.Y. (Aug. 31, 2016) -- Thomas J. Murphy, President and CEO, announced that a 3% stock dividend was declared on Aug. 31, 2016, and will be distributed on Sept. 29, 2016.

Shareholders of record on Sept. 21, 2016, will receive three additional shares of Arrow Common Stock for every 100 shares owned. They will also receive the cash equivalent of any fractional shares which they are entitled, since no partial shares will be issued.

Arrow Financial Corporation (NasdaqGS® - AROW) is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc.; two property and casualty insurance agencies: McPhillips Insurance Agency, which is a division of Glens Falls National Insurance Agencies, LLC, and Upstate Agency, LLC; and Capital Financial Group, Inc., an insurance agency specializing in the sale and servicing of group health plans.

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